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                              BARNETT BANKS, INC.

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                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 19, 1997

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          A Special Meeting of Shareholders of Barnett Banks, Inc.
     ("Barnett") will be held at the Barnett Office Park, 9000 Southside Blvd., Jacksonville, Florida, at 9:30 a.m. local time on December 19, 1997, for the following purposes:

          1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 29, 1997, as amended (the "Merger Agreement"), by and among Barnett, NationsBank Corporation ("NationsBank"), and NB Holdings Corporation ("NB Holdings"), a wholly owned subsidiary of NationsBank, providing for the merger (the "Merger") of Barnett with and into NB Holdings. A copy of the Merger Agreement is attached as Appendix A to the accompanying Joint Proxy Statement-Prospectus.

          2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

          Only holders of record of Barnett common stock at the close of business on October 31, 1997, are entitled to notice of and to vote at such meeting or any adjournments or postponements thereof. The affirmative vote of holders of a majority of the outstanding shares of Barnett common stock is required for approval of the Merger Agreement and the transactions contemplated thereby.


                                     /s/ CHARLES E. RICE
                                         CHARLES E. RICE
                                         CHAIRMAN OF THE BOARD
                                           AND CHIEF EXECUTIVE OFFICER


     November 18, 1997


            PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY,
             WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

      THE BOARD OF DIRECTORS OF BARNETT BANKS, INC. UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE
                       TRANSACTIONS CONTEMPLATED THEREBY.